Comisky & Company
Professional Corporation
Certified Public Accountants
789 Sherman Street
Suite 440
Denver, Colorado 80203

Tel: (303) 830-2255

August 2, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


We have read and agree with the comments in Item 4 of Form 8-K of M&A West, Inc. dated August 2, 2000.


Yours Truly,

/s/ Comisky & Company